UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2025

GlobalTech Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-56482	82-3926338
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3550 Barron Way Suite 13a, Reno, NV	89511
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 775-624-4817

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 7, 2025, GlobalTech Corporation (the “Company”) entered into a Core Engine  Agreement (the “Agreement”) with CricksLab L.L.C-FZ (“CricksLab”), pursuant to which CricksLab granted the Company an exclusive, perpetual, worldwide, royalty-free, and transferable license to use, modify, sublicense, and commercially exploit CricksLab’s proprietary core engine software (the “Core Engine”) for the development, deployment, and operation of software platforms for baseball, softball, and other similar bat-and-ball sports (the “GTC Use”). The license is exclusive for the GTC use, excluding cricket, which remains exclusive to CricksLab.

The Core Engine includes functionalities for player, team, league, and tournament management, as well as live video broadcasting, scoring, and statistics. CricksLab retains the right to use the Core Engine for its internal operations and for cricket-related applications, and may license it to third parties, provided such use does not conflict with the Company’s rights and complies with the Agreement’s non-compete provisions.

As consideration for the Agreement, the Company issued 10,000,000 restricted shares of its common stock to CricksLab, valued at $10,000,000.

The Agreement includes a non-compete clause that prohibits CricksLab from directly or indirectly developing, licensing, marketing, or otherwise supporting any platform that competes with the Company’s intended use of the Core Engine, including for baseball or softball, in any jurisdiction where the Company currently operates or has announced plans to operate. The Company has agreed not to engage in any development or commercialization related to cricket.

The Agreement also includes: (i) customary covenants and confidentiality obligations of the parties; and (ii) customary mutual indemnification provisions.

As discussed in Item 2.01 below, the transactions contemplated by the Agreement closed on April 7, 2025.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Core Engine Acquisition Agreement, filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On April 7, 2025, the Company completed the acquisition of the Core Engine pursuant to the Agreement with CricksLab.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 regarding the Agreement and the issuance of the shares is incorporated herein by reference.

The issuance of the 10,000,000 restricted shares of the Company’s common stock to CricksLab was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D promulgated thereunder. The transaction did not involve a public offering, and CricksLab represented that it is an “accredited investor” and that it was acquiring the securities for investment purposes only and not with a view to resale or distribution. The securities are subject to transfer restrictions, and the certificates representing such shares bear appropriate legends indicating that the shares have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from registration.

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Item 7.01 Regulation FD Disclosure.

On April 11, 2025, the Company issued a press release disclosing the closing of the Purchase Agreement.

A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated into this Item 7.01 by reference.

The information contained in, or incorporated into, this Item 7.01 of this Current Report, is furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act regardless of any general incorporation language in such filings.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1*	Core Engine Acquisition Agreement dated April 7, 2025, by and between CricksLab L.L.C-FZ and GlobalTech Corporation
99.1**	Press Release dated April 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

** Furnished herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GlobalTech Corporation

/s/ Dana Green
Dana Green Chief Executive Officer

Date: April 11, 2025

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